      As filed with the Securities and Exchange Commission on May 17, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                NOVA CORPORATION
             (Exact name of registrant as specified in its charter)

                GEORGIA                                  58-2209575
     (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                   Identification No.)

            ONE CONCOURSE PARKWAY, SUITE 300, ATLANTA, GEORGIA 30328 (Address of principal executive offices, including zip code)



              NOVA CORPORATION 2000 EMPLOYEES STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------




            CHERIE M. FUZZELL                                 COPY TO:
GENERAL COUNSEL AND SENIOR VICE PRESIDENT
            NOVA CORPORATION                            THOMAS P. LAUTH, ESQ.
    ONE CONCOURSE PARKWAY, SUITE 300                 LONG ALDRIDGE & NORMAN LLP
         ATLANTA, GEORGIA 30328                         303 PEACHTREE STREET
 (Name and address of agent for service)                     SUITE 5300
             (770) 396-1456                            ATLANTA, GEORGIA  30308
 (Telephone number, including area code,                   (404) 527-4187
          of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================

Title of                                    Proposed               Proposed
securities            Amount                maximum                maximum                   Amount of
to be                 to be                 offering price         aggregate                 registration
registered            registered(1)         per share(2)           offering price(2)         fee(2)

=========================================================================================================

Common Stock,
$.01 par value
per share              3,500,000            $30.5315               $106,860,250              $28,211.11

=========================================================================================================


(1) The shares of Common Stock being registered represent 3,500,000 shares of Common Stock which may be acquired pursuant to options available for grant in the future under the NOVA Corporation 2000 Employees Stock Incentive Plan (the "Plan"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Plan become operative.

(2) The offering price of the 3,500,000 shares which may be acquired pursuant to options available for grant in the future under the Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on May 15, 2000 as quoted on the New York Stock Exchange.


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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in the instructions to Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended. As permitted by the instructions to Part I of the Registration Statement on Form S-8, such documents are not filed with this Registration Statement.


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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by NOVA Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (3) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No. 1-7088) as filed with the Commission on May 7, 1996.

         In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         David M. Ivey, a director nominee, is a partner in the law firm of Long Aldridge & Norman LLP. Mr. Ivey, on behalf of Long Aldridge & Norman LLP, has provided legal services to NOVA Corporation and its predecessor since 1992.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of the Registrant's Articles of Incorporation (the "Articles") are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and provides that the liability of directors of the Registrant shall be limited to the fullest extent permitted by amendments to Georgia law.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Registrant for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Registrant) in which he may become involved by reason of being a director of the Registrant. Section 14-2-851 also provides such indemnity for directors who, at the request of the Registrant, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership,


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

joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Registrant and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Registrant in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Registrant, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of the Registrant (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Registrant may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         The provisions of Article IX of the Registrant's Bylaws provide for indemnification by the Registrant to the full extent permitted by the foregoing provisions of the Georgia Code outlined above.

         Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

   5                 Opinion of Long Aldridge & Norman LLP

  23.1               Consent of Long Aldridge & Norman LLP (included in Exhibit 5).

  23.2               Consent of Ernst & Young LLP, independent auditors

  23.3 Consent of PricewaterhouseCoppers LLP relating to the audited financial statements of PMT Services, Inc.

  24                 Powers of Attorney (included on the Signature Page to this
                     Registration Statement).



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

ITEM 9.  UNDERTAKINGS

         A.       RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING
                  PERSONS.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 17, 2000.

                                      NOVA CORPORATION


                                      By: /s/ Edward Grzedzinski
                                         ---------------------------------------
                                         Edward Grzedzinski
                                         Chairman of the Board, President and
                                         Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Edward Grezedzinski and Cherie M. Fuzzell and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 17, 2000.


SIGNATURES                                   TITLE
----------                                   -----




/s/ Edward Grzedzinski                    Director, Chairman of the Board,
------------------------------------      President and Chief Executive
Edward Grzedzinski                        Officer (Principal Executive Officer)



/s/ F. David Rice                         Senior Vice President and Corporate Controller
------------------------------------      (Principal Financial and Accounting Officer)
F. David Rice



/s/ Charles T. Cannada                    Director
------------------------------------
Charles T. Cannada



/s/ Gregory S. Daily                      Vice Chairman of the Board
------------------------------------
Gregory S. Daily

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

                                          Director
------------------------------------
Pamela A. Joseph



/s/ Stephen D. Kane                       Director
------------------------------------
Stephen D. Kane



/s/ Dr. Henry Kressel                     Director
------------------------------------
Dr. Henry Kressel



/s/ Stephen E. Wall                       Director
------------------------------------
Stephen E. Wall


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



                                  EXHIBIT INDEX



Exhibit
-------
  5                      Opinion of Long Aldridge & Norman LLP

 23.1                    Consent of Long Aldridge & Norman LLP (included in Exhibit 5).

 23.2                    Consent of Ernst & Young LLP, independent auditors

 23.3                    Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of PMT Services, Inc.

 24                      Powers of Attorney (included on the Signature Page to this
                         Registration Statement).



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